                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                               ALLIED SECURITY LP

     The undersigned, being the only general partner of Allied Security LP, and desiring to form a limited partnership pursuant to the laws of the State of
Delaware, certifies as follows:

     1. The name of the Limited Partnership is Allied Security LP.

     2. The address of its registered office in the State of Delaware is 2711
Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808.
The name of its registered agent at such address is The Prentice-Hall
Corporation System, Inc.

     3. The name and address of its General Partner is SpectaGuard Acquisition
LLC, 3606 Horizon Drive, King of Prussia, Pennsylvania 19406.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited
Partnership to be executed in its name this 14th day of February, 2003.

                                    ALLIED SECURITY LP

                                    By:  SPECTAGUARD ACQUISITION LLC,
                                           its General Partner

                                    By: /s/ William C. Whitmore
                                        ---------------------------------------
                                    Name:  William C. Whitmore
                                    Title: Authorized Person